Ace Securities Corp. Home Equity Loan Trust Series 2006-ASL1	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
Ace Securities Corp

$161,936,000 (Approximate)
Home Equity Loan Trust Series 2006-ASL1

Ace Securities Corp (Depositor) Ace Securities Corp Home Equity Loan Trust, Series 2006-ASL1 (Issuer)

May 10, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2006-ASL1

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

FREE WRITING PROSPECTUS DATED May 10, 2006

Ace Securities Corp.
Home Equity Loan Trust, Series 2006-ASL1
$161,936,000 (Approximate)
Subject to 10% variance

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M

Offered Certificates:
A	114,174,000	Float	0.96	1 - 27	0	ACT/360	February 2036	AAA / Aaa
M-1	8,193,000	Float	5.19	27 - 64	0	ACT/360	February 2036	AA+ / Aa1
M-2	7,583,000	Float	4.40	44 - 64	0	ACT/360	February 2036	AA / Aa2
M-3	4,532,000	Float	4.03	40 - 64	0	ACT/360	February 2036	AA- / Aa3
M-4	4,358,000	Float	3.89	37- 64	0	ACT/360	February 2036	A+ / A1
M-5	4,358,000	Float	3.80	35 - 64	0	ACT/360	February 2036	A / A2
M-6	4,183,000	Float	3.74	33 - 64	0	ACT/360	February 2036	A- / A3
M-7	4,009,000	Float	3.69	32 - 64	0	ACT/360	February 2036	BBB+ / Baa1
M-8	3,835,000	Float	3.66	31 - 64	0	ACT/360	February 2036	BBB / Baa2
M-9	3,225,000	Float	3.63	31 - 64	0	ACT/360	February 2036	BBB- / Baa3
M-10	3,486,000	Float	3.61	30 - 64	0	ACT/360	February 2036	BBB- / Ba1
Total Certificates	161,936,000

Pricing Speed
Fixed-Rate Mortgage Loans	35% CPR

Transaction Overview
Offered Certificates:
The Class A Certificates and the Mezzanine Certificates (consisting of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates) (together with the Senior Certificates, the “Offered Certificates”). The pass-through rates on the Offered Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The trust will also issue the Class CE Certificates, the Class P Certificates, and the Class R Certificates which are referred to herein as the “Non-offered Certificates”.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview
Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 3,740 fixed-rate second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $174,311,047 as of the Cut-off Date.

Class A Certificates:	Class A Certificates
Class M Certificates or Mezzanine Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates
Depositor:	Ace Securities Corp. (“Ace”)
Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association
Servicer:	Ocwen Loan Servicing, LLC (“Ocwen”).
Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company
Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)
Underwriter:	Deutsche Bank Securities Inc.
Swap Provider:	TBD
Cut-off Date:	May 1, 2006
Expected Pricing:	Week of May 8, 2006
Expected Closing Date:	On or about May 25, 2006
Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date for the Offered Certificates will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in June 2006.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Determination Date:
The Determination Date with respect to any Distribution Date is not later than the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date and the Mortgage Loans shall be (i) with respect to prepayments in full, the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date, and (ii) with respect to prepayments in part, the prior calendar month.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for such class and the Interest Carry Forward Amount, if any, for such Distribution Date for such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately [0.5350%] for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee payable to the Servicer. If the Servicer fails to make such payments, the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Expense Adjusted Mortgage Rate:
For any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. In the event that the Master Servicer fails to exercise such purchase option on the first possible optional termination date, the Servicer may, subject to certain conditions set forth in the pooling and servicing agreement, exercise such purchase option. In the event either the Master Servicer or the Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable pass-through rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments but only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any); 3) Overcollateralization (“OC”); and 4) Subordination.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments made to the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, and twelfth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution or from any Net Swap Payments payable by the Swap Provider available for this purpose.

A "Realized Loss" for a Liquidated Mortgage Loan is equal to the principal balance of such Liquidated Mortgage Loan plus interest thereon from the date on which interest was last paid less any liquidation proceeds received on such loan and for a Charged Off Mortgage Loan is equal to the principal balance of such Charged Off Mortgage Loan plus interest thereon from the date on which interest was last paid.

A "Liquidated Mortgage Loan" is a mortgage loan that was liquidated and for which the Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

A "Charged Off Mortgage Loan" is a defaulted Mortgage Loan that the Servicer is required to charge off once such loan becomes 180 days delinquent provided that such Mortgage Loan has not yet been liquidated and provided further, that the Servicer has determined, based on a broker's price opinion and other relevant considerations, that no significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property or that the potential net recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related mortgaged property.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the Certificate Principal Balance of the Offered Certificates (other than the Class CE Certificates). This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Offered Certificates.

The Overcollateralization Amount for the Offered Certificates will initially be approximately 7.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and is anticipated to build to 10.05% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Required Overcollateralization Amount”).

On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to 20.10% of the ending aggregate principal balance of the Mortgage Loans as of such Due Period, subject to a floor amount of 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the Offered Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Offered Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the Distribution Date which the Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Class A Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Offered Certificates) is equal to or greater than approximately 74.90% .

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount, calculated for this purpose only, after taking into account of principal remittance amount but before the Overcollateralization Increase Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Offered Certificates then entitled to distributions of principal on the Distribution Date.

Class	(S / M)	Initial CE %	Target CE %	CE % On/After Step Down Date
A	AAA / Aaa	34.50%	37.45%	74.90%
M-1	AA+ / Aa1	29.80%	32.75%	65.50%
M-2	AA / Aa2	25.45%	28.40%	56.80%
M-3	AA- / Aa3	22.85%	25.80%	51.60%
M-4	A+ / A1	20.35%	23.30%	46.60%
M-5	A / A2	17.85%	20.80%	41.60%
M-6	A- / A3	15.45%	18.40%	36.80%
M-7	BBB+ / Baa1	13.15%	16.10%	32.20%
M-8	BBB / Baa2	10.95%	13.90%	27.80%
M-9	BBB- / Baa3	9.10%	12.05%	24.10%
M-10	BBB- / Ba1	7.10%	10.05%	20.10%

Net Monthly Excess Cashflow:	For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date, (y) the amount of principal required to be distributed to the holders of the Offered Certificates on such Distribution Date and (z) any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)), owed to the Swap Provider

Net WAC Pass-Through Rate:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the Mortgage Loans for such Distribution Date and any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) made to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2006-ASL1 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $161,924,963. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.35]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule. A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from purchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the purchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:
Until the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to build, restore or maintain the Required Overcollateralization Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 74.90% Credit Enhancement Percentage (2x the Class A Target Credit Enhancement Percentage).

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Class M Principal Distribution Amount:
The Mezzanine Certificates will generally not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 65.50% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates, until it reaches approximately a 56.80% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 51.60% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 46.60% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 41.60% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage), sixth to the Class M-6 Certificates, until it reaches approximately a 36.80% Credit Enhancement Percentage (2x the Class M-6 Target Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 32.20% Credit Enhancement Percentage (2x the Class M-7 Target Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 27.80% Credit Enhancement Percentage (2x the Class M-8 Target Credit Enhancement Percentage), ninth to the Class M-9 Certificates, until it reaches approximately a 24.10% Credit Enhancement Percentage (2x the Class M-9 Target Credit Enhancement Percentage and tenth to the Class M-10 Certificates, until it reaches approximately a 20.10% Credit Enhancement Percentage (2x the Class M-10 Target Credit Enhancement Percentage).

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:

The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 10.50% of the Senior Credit Enhancement Percentage.

Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
June 2008 to May 2009	3.10%, plus 1/12th of 3.80% for each month thereafter
June 2009 to May 2010	6.90%, plus 1/12th of 2.35% for each month thereafter
June 2010 to May 2011	9.25%, plus 1/12th of 1.75% for each month thereafter
June 2011 to May 2012	11.00%, plus 1/12th of 0.75% for each month thereafter
June 2012 and thereafter	11.75%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)
Payment Priority:
I. On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1. To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2. To pay interest to the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.

3. To pay principal to the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.

4. To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.

5. From excess interest, if any, to the Offered Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Offered Certificates to the extent necessary to build, restore or maintain the Required Overcollateralization Amount.

6. From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.

7. From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates on a sequential basis.

8. From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine in the same order of priority as described in 2 above.

9. From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

10. To pay any remaining amount to the non-offered certificates in accordance with the provisions of the pooling and servicing agreement.

II. Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:

1. To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2. To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3. To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described above.
4. To pay any principal to the Offered Certificates in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.*
5. To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
6. To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7. To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 4 and 5 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Swap Schedule
Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
6/25/2006	161,924,963	5/25/2010	8,531,179
7/25/2006	152,121,711	6/25/2010	8,012,185
8/25/2006	142,902,535	7/25/2010	7,524,714
9/25/2006	134,241,503	8/25/2010	7,066,853
10/25/2006	126,104,853	9/25/2010	6,636,807
11/25/2006	118,460,865	10/25/2010	6,232,889
12/25/2006	111,279,736	11/25/2010	5,853,512
1/25/2007	104,533,463	12/25/2010	5,497,189
2/25/2007	98,195,739	1/25/2011	5,162,520
3/25/2007	92,241,845	2/25/2011	4,848,190
4/25/2007	86,648,556	3/25/2011	4,552,967
5/25/2007	81,394,053	4/25/2011	4,275,689
6/25/2007	76,457,834	5/25/2011	4,015,269
7/25/2007	71,820,639	6/25/2011	3,770,682
8/25/2007	67,464,372	7/25/2011	3,540,967
9/25/2007	63,372,029	8/25/2011	3,325,221
10/25/2007	59,527,636	9/25/2011	3,122,597
11/25/2007	55,916,186
12/25/2007	52,523,578
1/25/2008	49,336,564
2/25/2008	46,342,699
3/25/2008	43,530,287
4/25/2008	40,888,343
5/25/2008	38,406,546
6/25/2008	36,075,198
7/25/2008	33,885,188
8/25/2008	31,827,957
9/25/2008	29,895,464
10/25/2008	28,080,153
11/25/2008	26,374,927
12/25/2008	24,773,117
1/25/2009	23,268,458
2/25/2009	21,855,066
3/25/2009	20,527,410
4/25/2009	19,280,297
5/25/2009	18,108,844
6/25/2009	17,008,468
7/25/2009	15,974,862
8/25/2009	15,003,978
9/25/2009	14,092,015
10/25/2009	13,235,402
11/25/2009	12,430,783
12/25/2009	11,675,007
1/25/2010	10,965,113
2/25/2010	10,298,318
3/25/2010	9,672,009
4/25/2010	9,083,732

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Sensitivity Table
To 10% Call

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A	Avg Life	12.65	2.31	0.96	0.71	0.55
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Oct-21	Apr-16	Aug-08	Jan-08	Aug-07

M-1	Avg Life	15.35	6.48	5.19	3.41	2.60
	First Payment Date	Apr-21	Jun-09	Aug-08	Jan-08	Aug-07
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

M-2	Avg Life	15.35	6.48	4.40	3.34	2.52
	First Payment Date	Apr-21	Jun-09	Jan-10	Mar-09	Jun-08
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

M-3	Avg Life	15.35	6.48	4.03	3.01	2.27
	First Payment Date	Apr-21	Jun-09	Sep-09	Nov-08	Apr-08
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

M-4	Avg Life	15.35	6.48	3.89	2.88	2.18
	First Payment Date	Apr-21	Jun-09	Jun-09	Sep-08	Feb-08
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

M-5	Avg Life	15.35	6.48	3.80	2.80	2.12
	First Payment Date	Apr-21	Jun-09	Apr-09	Aug-08	Jan-08
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

M-6	Avg Life	15.35	6.48	3.74	2.74	2.08
	First Payment Date	Apr-21	Jun-09	Feb-09	Jun-08	Dec-07
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Sensitivity Table
To 10% Call (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-7	Avg Life	15.35	6.48	3.69	2.71	2.05
	First Payment Date	Apr-21	Jun-09	Jan-09	May-08	Nov-07
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

M-8	Avg Life	15.35	6.48	3.66	2.68	2.02
	First Payment Date	Apr-21	Jun-09	Dec-08	May-08	Nov-07
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

M-9	Avg Life	15.35	6.48	3.63	2.65	2.01
	First Payment Date	Apr-21	Jun-09	Dec-08	Apr-08	Oct-07
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

M-10	Avg Life	15.35	6.48	3.61	2.64	1.99
	First Payment Date	Apr-21	Jun-09	Nov-08	Mar-08	Oct-07
	Last Payment Date	Oct-21	Apr-16	Sep-11	Mar-10	Apr-09

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Sensitivity Table
To Maturity

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A	Avg Life	12.68	2.43	0.96	0.71	0.55
	First Payment Date	Jun-06	Jun-06	Jun-06	Jun-06	Jun-06
	Last Payment Date	Feb-24	Oct-21	Aug-08	Jan-08	Aug-07

M-1	Avg Life	15.53	7.07	6.72	4.55	3.44
	First Payment Date	Apr-21	Jun-09	Aug-08	Jan-08	Aug-07
	Last Payment Date	Feb-24	Oct-21	May-18	Feb-15	Dec-12

M-2	Avg Life	15.53	7.07	4.80	3.65	2.75
	First Payment Date	Apr-21	Jun-09	Jan-10	Mar-09	Jun-08
	Last Payment Date	Feb-24	Oct-21	Jun-17	Jun-14	Jun-12

M-3	Avg Life	15.53	7.07	4.43	3.31	2.49
	First Payment Date	Apr-21	Jun-09	Sep-09	Nov-08	Apr-08
	Last Payment Date	Feb-24	Oct-21	Feb-17	Mar-14	Apr-12

M-4	Avg Life	15.53	7.07	4.29	3.18	2.40
	First Payment Date	Apr-21	Jun-09	Jun-09	Sep-08	Feb-08
	Last Payment Date	Feb-24	Oct-21	Dec-16	Jan-14	Feb-12

M-5	Avg Life	15.53	7.07	4.19	3.10	2.33
	First Payment Date	Apr-21	Jun-09	Apr-09	Aug-08	Jan-08
	Last Payment Date	Feb-24	Oct-21	Sep-16	Nov-13	Jan-12

M-6	Avg Life	15.53	7.07	4.13	3.03	2.29
	First Payment Date	Apr-21	Jun-09	Feb-09	Jun-08	Dec-07
	Last Payment Date	Feb-24	Oct-21	Jun-16	Sep-13	Nov-11

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Sensitivity Table
To Maturity (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-7	Avg Life	15.53	7.07	4.07	2.99	2.26
	First Payment Date	Apr-21	Jun-09	Jan-09	May-08	Nov-07
	Last Payment Date	Feb-24	Oct-21	Feb-16	Jul-13	Sep-11

M-8	Avg Life	15.53	7.06	4.03	2.96	2.23
	First Payment Date	Apr-21	Jun-09	Dec-08	May-08	Nov-07
	Last Payment Date	Feb-24	May-21	Nov-15	Apr-13	Aug-11

M-9	Avg Life	15.53	7.06	3.99	2.92	2.21
	First Payment Date	Apr-21	Jun-09	Dec-08	Apr-08	Oct-07
	Last Payment Date	Feb-24	Apr-21	Jul-15	Jan-13	May-11

M-10	Avg Life	15.53	7.06	3.95	2.90	2.18
	First Payment Date	Apr-21	Jun-09	Nov-08	Mar-08	Oct-07
	Last Payment Date	Feb-24	Apr-21	Mar-15	Oct-12	Mar-11

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Net WAC Schedule*			Net WAC Schedule*
Period	Date	Net WAC Pass-Through Rate (%)	Period	Date	Net WAC Pass-Through Rate (%)
1	6/25/2006	23.039	46	3/25/2010	14.352
2	7/25/2006	22.838	47	4/25/2010	13.408
3	8/25/2006	22.339	48	5/25/2010	13.563
4	9/25/2006	22.002	49	6/25/2010	13.197
5	10/25/2006	21.838	50	7/25/2010	13.361
6	11/25/2006	21.353	51	8/25/2010	12.997
7	12/25/2006	21.213	52	9/25/2010	12.901
8	1/25/2007	20.738	53	10/25/2010	13.075
9	2/25/2007	20.442	54	11/25/2010	12.716
10	3/25/2007	20.740	55	12/25/2010	12.897
11	4/25/2007	19.873	56	1/25/2011	12.541
12	5/25/2007	19.788	57	2/25/2011	12.456
13	6/25/2007	19.333	58	3/25/2011	13.251
14	7/25/2007	19.268	59	4/25/2011	12.294
15	8/25/2007	18.820	60	5/25/2011	12.491
16	9/25/2007	18.574	61	6/25/2011	12.140
17	10/25/2007	18.537	62	7/25/2011	12.343
18	11/25/2007	18.100	63	8/25/2011	11.994
19	12/25/2007	18.081	64	9/25/2011	11.924
20	1/25/2008	17.650
21	2/25/2008	17.434
22	3/25/2008	17.671
23	4/25/2008	17.018
24	5/25/2008	17.040
25	6/25/2008	16.624
26	7/25/2008	16.660
27	8/25/2008	16.249
28	9/25/2008	16.069
29	10/25/2008	16.126
30	11/25/2008	15.723
31	12/25/2008	15.792
32	1/25/2009	15.394
33	2/25/2009	15.236
34	3/25/2009	15.858
35	4/25/2009	14.932
36	5/25/2009	15.031
37	6/25/2009	14.644
38	7/25/2009	14.753
39	8/25/2009	14.370
40	9/25/2009	14.239
41	10/25/2009	14.363
42	11/25/2009	13.986				*CPR: 35%
43	12/25/2009	14.120				*Net WAC Cap is ACT/360 day count
44	1/25/2010	13.746				*1 Month Libor: 20%
45	2/25/2010	13.630				*Includes Net Swap Payments received from the Swap Provider

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	422	5.0800	5.2631	422	45	472	5.4230	5.5109	454
2	426	5.1455	5.3043	426	46	505	5.4241	5.5224	488
3	428	5.1937	5.3383	427	47	473	5.4286	5.5356	454
4	431	5.2458	5.3575	430	48	484	5.4333	5.5486	465
5	436	5.3079	5.3697	435	49	473	5.4873	5.5607	450
6	437	5.2662	5.3700	436	50	484	5.4916	5.5637	462
7	444	5.3067	5.3707	442	51	473	5.4949	5.5675	449
8	444	5.3540	5.3640	441	52	473	5.4981	5.5704	449
9	448	5.3007	5.3490	445	53	485	5.5018	5.5719	461
10	463	5.3247	5.3436	460	54	473	5.5045	5.5753	448
11	455	5.3092	5.3355	451	55	485	5.5068	5.5772	461
12	461	5.2711	5.3284	458	56	473	5.5100	5.5867	448
13	459	5.2679	5.3299	456	57	473	5.5126	5.5958	447
14	466	5.2680	5.3290	462	58	510	5.5137	5.6042	486
15	463	5.2692	5.3299	459	59	474	5.5176	5.6152	447
16	465	5.2699	5.3307	462	60	486	5.5202	5.6229	459
17	473	5.2700	5.3298	469	61	474	5.5592	5.6318	444
18	470	5.2720	5.3303	466	62	486	5.5620	5.6346	457
19	478	5.2708	5.3302	474	63	474	5.5646	5.6364	443
20	475	5.2714	5.3368	471	64	474	5.5679	5.6385	443
21	478	5.2719	5.3434	473
22	493	5.2708	5.3512	488
23	483	5.2714	5.3594	478
24	493	5.2716	5.3672	488
25	489	5.3106	5.3766	483
26	499	5.3125	5.3782	493
27	496	5.3155	5.3814	489
28	499	5.3174	5.3824	493
29	490	5.3189	5.3828	483
30	465	5.3211	5.3861	456
31	469	5.3225	5.3863	460
32	465	5.3253	5.3987	455
33	467	5.3260	5.4129	457
34	496	5.3261	5.4250	487
35	470	5.3297	5.4395	459
36	480	5.3336	5.4546	469
37	471	5.3968	5.4688	456
38	481	5.4001	5.4713	466
39	471	5.4042	5.4755	456
40	472	5.4077	5.4783	456
41	482	5.4120	5.4800	466
42	472	5.4145	5.4835	455
43	482	5.4169	5.4855	466
44	472	5.4206	5.4981	455
*Includes Net Swap Payments received from the Swap Provider

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied plus accrued interest
- 10% cleanup call is exercised
- Forward Curves
- 100% Severity
- Interest & Principal advancing
- 3 month recovery lag

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	24.87	35.26
M-2	20.90	31.21
M-3	18.68	28.79
M-4	16.77	26.44
M-5	14.85	24.11
M-6	13.10	21.88
M-7	11.56	19.70
M-8	10.15	17.64
M-9	8.98	15.96
M-10	7.90	14.27

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL
Number of Mortgage Loans:	3,740	Second Liens:	100.00%
Aggregate Principal Balance:	$174,311,047	Non-Balloon Loans:	1.77%
Conforming Balance:	$173,607,017	Non-Zero W.A. FICO Score:	658
Average Principal Balance:	$46,607	Index Type:
Range:	$9,983 - $248,271	Fixed Rate:	100%
W.A. Coupon:	10.114%	Property Type:
Range:	6.000% - 14.250%	Single Family:	46.80%
W.A. Remaining Term (Months):	185	PUD:	42.09%
Range (Months):	108 - 356	Condo:	9.72%
W.A. Seasoning (Months):	7	2-4 Family:	1.36%
Latest Maturity Date:	January 1, 2036	Townhouse	0.04%
State Concentration (Top 5):		Occupancy Status:
California:	31.27%	Primary:	100%
Texas:	10.46%	Documentation Status:
Minnesota:	6.86%	Full:	69.00%
Arizona:	6.68%	Stated:	30.16%
Nevada:	6.05%	Limited:	0.84%
W.A. Original Combined LTV:	99.36%	Non-Zero W.A. Prepayment Penalty (Months):	24
Range:	80.00% - 100.00%	Loans with Prepay Penalties:	57.47%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	1	36,781	0.02	10.250	643	100.00
Fixed - 15 Year	7	358,157	0.21	10.417	649	98.96
Fixed - 20 Year	66	2,371,881	1.36	10.265	650	99.32
Fixed - 30 Year	7	312,372	0.18	11.083	631	99.39
Balloon - 10/30	33	1,796,111	1.03	10.516	632	99.26
Balloon - 15/30	2,933	137,285,819	78.76	10.078	659	99.34
Balloon - 20/30	693	32,149,926	18.44	10.220	661	99.47
Total:	3,740	174,311,047	100.00	10.114	658	99.36

Principal Balance at Origination
Principal Balance at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	2,498	80,734,356	46.32	10.275	648	99.36
50,000.01 - 100,000.00	1,084	74,300,151	42.63	10.032	664	99.42
100,000.01 - 150,000.00	142	16,355,845	9.38	9.889	680	99.51
150,000.01 - 200,000.00	13	2,216,665	1.27	9.391	688	99.16
200,000.01 - 250,000.00	3	704,030	0.40	7.759	676	90.61
Total:	3,740	174,311,047	100.00	10.114	658	99.36

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	2,509	81,258,191	46.62	10.272	648	99.36
50,000.01 - 100,000.00	1,076	74,073,140	42.49	10.037	664	99.43
100,000.01 - 150,000.00	139	16,059,022	9.21	9.873	681	99.50
150,000.01 - 200,000.00	13	2,216,665	1.27	9.391	688	99.16
200,000.01 - 250,000.00	3	704,030	0.40	7.759	676	90.61
Total:	3,740	174,311,047	100.00	10.114	658	99.36

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	34	1,832,891	1.05	10.510	632	99.27
121 - 180	2,940	137,643,976	78.96	10.079	658	99.34
181 - 240	759	34,521,808	19.80	10.224	660	99.46
301 - 360	7	312,372	0.18	11.083	631	99.39
Total:	3,740	174,311,047	100.00	10.114	658	99.36

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	2	109,839	0.06	6.000	657	96.70
6.500 - 6.999	1	14,844	0.01	6.875	735	85.00
7.000 - 7.499	4	110,312	0.06	7.151	713	93.95
7.500 - 7.999	82	4,610,460	2.64	7.727	727	98.69
8.000 - 8.499	137	6,970,437	4.00	8.122	713	98.06
8.500 - 8.999	417	20,568,505	11.80	8.643	693	99.48
9.000 - 9.499	373	19,592,968	11.24	9.137	691	99.51
9.500 - 9.999	434	22,013,777	12.63	9.668	671	99.44
10.000 - 10.499	636	30,276,009	17.37	10.192	654	99.29
10.500 - 10.999	672	30,293,679	17.38	10.718	640	99.47
11.000 - 11.499	372	16,383,970	9.40	11.182	635	99.51
11.500 - 11.999	176	8,030,673	4.61	11.659	624	99.12
12.000 - 12.499	198	7,583,499	4.35	12.051	595	99.53
12.500 - 12.999	203	6,785,939	3.89	12.537	593	99.84
13.000 - 13.499	18	550,631	0.32	13.153	609	100.00
13.500 - 13.999	8	213,636	0.12	13.521	598	100.00
14.000 - 14.499	7	201,870	0.12	14.092	614	100.00
Total:	3,740	174,311,047	100.00	10.114	658	99.36

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
75.01 - 80.00	1	90,090	0.05	8.375	669	80.00
80.01 - 85.00	6	398,625	0.23	8.706	636	83.51
85.01 - 90.00	97	3,522,184	2.02	9.808	655	89.82
90.01 - 95.00	228	11,313,025	6.49	9.855	657	94.74
95.01 - 100.00	3,408	158,987,123	91.21	10.144	659	99.96
Total:	3,740	174,311,047	100.00	10.114	658	99.36

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
500 - 524	3	135,826	0.08	11.433	523	100.00
525 - 549	2	43,542	0.02	12.348	542	97.68
550 - 574	8	392,665	0.23	11.646	560	100.00
575 - 599	442	15,604,832	8.95	11.912	589	99.26
600 - 624	768	30,471,683	17.48	10.754	612	99.39
625 - 649	738	32,744,503	18.79	10.470	638	99.25
650 - 674	731	37,720,324	21.64	10.032	662	99.31
675 - 699	473	25,011,653	14.35	9.470	686	99.57
700 - 724	256	14,645,584	8.40	8.905	711	99.22
725 - 749	176	9,685,651	5.56	8.759	737	99.57
750 - 774	93	5,211,480	2.99	8.739	760	99.52
775 - 799	44	2,422,735	1.39	8.999	784	99.51
800 - 824	6	220,571	0.13	8.901	807	98.55
Total:	3,740	174,311,047	100.00	10.114	658	99.36

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	691	54,511,429	31.27	9.821	676	99.09
Texas	575	18,240,084	10.46	10.436	646	99.69
Minnesota	265	11,960,729	6.86	10.165	666	99.64
Arizona	267	11,648,928	6.68	9.984	657	99.49
Nevada	186	10,550,190	6.05	9.885	663	99.36
Colorado	208	8,807,917	5.05	10.256	645	99.65
Florida	160	7,131,999	4.09	10.145	662	99.14
Washington	115	5,611,191	3.22	9.853	662	98.95
Ohio	162	5,310,906	3.05	10.060	646	99.74
Maryland	98	4,728,418	2.71	10.793	641	99.23
Tennessee	99	3,706,019	2.13	8.994	622	99.98
Wisconsin	107	3,244,102	1.86	10.666	646	99.62
Illinois	83	3,225,492	1.85	10.919	635	99.43
Georgia	79	3,115,055	1.79	10.498	642	99.59
Oregon	57	2,612,090	1.50	9.526	666	99.45
Michigan	70	2,606,653	1.50	10.761	639	99.76
North Carolina	59	2,051,133	1.18	10.524	644	99.69
Utah	52	1,919,977	1.10	10.924	645	99.69
Virginia	34	1,660,345	0.95	10.167	650	98.78
Kentucky	51	1,367,433	0.78	10.529	632	99.40
South Carolina	44	1,346,487	0.77	10.483	641	99.82
New York	15	1,152,602	0.66	10.089	650	96.66
Pennsylvania	43	1,077,973	0.62	11.197	640	99.72
Indiana	38	1,041,997	0.60	10.707	631	99.27
Missouri	34	973,795	0.56	10.691	624	99.93
New Mexico	23	827,939	0.47	10.634	641	99.29
Iowa	25	600,729	0.34	11.549	612	99.68
Idaho	11	428,176	0.25	10.019	659	99.48
Kansas	18	415,809	0.24	11.013	633	99.74
Connecticut	8	369,384	0.21	9.869	660	99.24
*Geographic Distribution continued on the next page

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Alabama	10	286,206	0.16	10.872	627	99.43
Hawaii	3	242,891	0.14	10.342	707	100.00
South Dakota	8	240,295	0.14	10.611	637	99.98
New Jersey	5	168,005	0.10	10.085	654	96.10
New Hampshire	4	151,908	0.09	11.710	630	100.00
Montana	4	146,034	0.08	11.128	593	100.00
Nebraska	4	128,959	0.07	10.733	627	100.00
Massachusetts	2	112,763	0.06	10.271	639	97.20
Oklahoma	5	100,944	0.06	11.053	613	100.00
Maine	3	80,320	0.05	12.972	636	99.80
District of Columbia	1	72,836	0.04	10.000	655	100.00
Mississippi	3	60,375	0.03	11.074	616	100.00
Louisiana	2	49,664	0.03	10.987	651	99.96
Delaware	2	48,436	0.03	12.356	596	94.59
North Dakota	2	45,088	0.03	9.097	702	100.00
West Virginia	1	42,962	0.02	11.875	661	100.00
Alaska	1	42,832	0.02	10.250	604	100.00
Wyoming	2	33,470	0.02	11.285	624	95.72
Arkansas	1	12,078	0.01	10.250	603	100.00
Total:	3,740	174,311,047	100.00	10.114	658	99.36

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	3,740	174,311,047	100.00	10.114	658	99.36
Total:	3,740	174,311,047	100.00	10.114	658	99.36

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	2,793	120,274,821	69.00	10.199	644	99.35
Stated Documentation	920	52,571,579	30.16	9.925	691	99.39
Lite Documentation	27	1,464,647	0.84	9.871	658	99.23
Total:	3,740	174,311,047	100.00	10.114	658	99.36

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	3,350	158,410,417	90.88	10.077	660	99.46
Refinance - Cashout	255	10,933,420	6.27	10.517	641	98.49
Refinance - Rate Term	135	4,967,210	2.85	10.405	640	98.36
Total:	3,740	174,311,047	100.00	10.114	658	99.36

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,812	81,579,322	46.80	10.234	654	99.36
PUD	1,539	73,360,824	42.09	10.046	660	99.37
Condo	338	16,936,579	9.72	9.825	668	99.50
2-4 Family	48	2,363,445	1.36	10.108	680	98.22
Townhouse	3	70,878	0.04	10.430	635	100.00
Total:	3,740	174,311,047	100.00	10.114	658	99.36

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,758	74,126,991	42.53	10.495	652	99.33
6	1	27,860	0.02	9.125	644	100.00
12	62	3,176,507	1.82	10.501	654	99.50
24	1,857	94,412,204	54.16	9.804	663	99.38
36	61	2,500,641	1.43	10.020	664	99.47
60	1	66,845	0.04	10.750	685	100.00
Total:	3,740	174,311,047	100.00	10.114	658	99.36

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Rika Yano	212-250-6997
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978
Wisan Kesuma	212-250-7849

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change